QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.4

PACIFIC ENERGY PARTNERS, L.P.

SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON                        , 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PACIFIC ENERGY MANAGEMENT LLC,
THE GENERAL PARTNER OF PACIFIC ENERGY GP, LP,
THE GENERAL PARTNER OF PACIFIC ENERGY PARTNERS, L.P.

        The undersigned unitholder of Pacific Energy Partners, L.P., a Delaware limited partnership ("Pacific"), hereby nominates and appoints Irvin Toole, Jr., Christopher R. Manning, Forrest E. Wylie or any one of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and to vote, as designated on the reverse side hereof, all common or subordinated units of Pacific Energy Partners, L.P. owned by the undersigned in all matters coming before the above-described Special Meeting of Unitholders (or any adjournment thereof).

(Continued and to be signed on reverse side)

SPECIAL MEETING OF UNITHOLDERS OF

PACIFIC ENERGY PARTNERS, L.P.

                        , 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
-OR-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
-OR-	ACCOUNT NUMBER
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

  You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com until 11:59 PM Eastern Time on the day before the meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

------------------------------------------------------------------------------------------

THE CONFLICTS COMMITTEE OF THE BOARD OF DIRECTORS, AND THE BOARD OF DIRECTORS, OF PACIFIC ENERGY MANAGEMENT LLC BOTH UNANIMOUSLY RECOMMEND A VOTE "FOR" THE PROPOSAL BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	Approve and adopt the Agreement and Plan of Merger dated as of June 11, 2006, by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Pacific Energy Partners, L.P., Pacific Energy Management LLC and Pacific Energy GP, LP, as it may be amended from time to time (the "Merger Agreement"), and the merger contemplated by the Merger Agreement.	☐	☐	☐

        In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments of the meeting. Notwithstanding the foregoing, proxies voted against Proposal 1 will not be voted in favor of any adjournment of the meeting for the purpose of soliciting additional proxies.

        The undersigned hereby revokes any proxy heretofore given to vote units of Pacific Energy Partners, L.P. held by the undersigned.

        THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON THE ABOVE-DESCRIBED PROPOSAL, WHICH HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS OF PACIFIC ENERGY MANAGEMENT LLC, IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT.

        ABSTENTIONS AND BROKER NON-VOTES HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING (AND ANY ADJOURNMENT THEREOF).

        THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY (1) GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF PACIFIC ENERGY MANAGEMENT LLC, (2) APPEARING AND VOTING IN PERSON AT THE SPECIAL MEETING, OR (3) PROPERLY COMPLETING AND EXECUTING A LATER-DATED PROXY AND DELIVERING IT TO THE SECRETARY OF PACIFIC ENERGY MANAGEMENT LLC AT OR BEFORE THE SPECIAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Unitholder                          Date:                  Signature of Unitholder                          Date:

        Note: Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PACIFIC ENERGY PARTNERS, L.P.
SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON , 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PACIFIC ENERGY MANAGEMENT LLC, THE GENERAL PARTNER OF PACIFIC ENERGY GP, LP, THE GENERAL PARTNER OF PACIFIC ENERGY PARTNERS, L.P.
SPECIAL MEETING OF UNITHOLDERS OF PACIFIC ENERGY PARTNERS, L.P. , 2006 PROXY VOTING INSTRUCTIONS